Exhibit 3.2

BYLAWS

OF

FRANKLIN FINANCIAL CORPORATION

ARTICLE I

Principal Office

The principal office of Franklin Financial Corporation (herein the “Corporation”) shall be at 4501 Cox Road, Glen Allen, Virginia.

ARTICLE II

Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as the Board of Directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine and specify in the notice of meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, by the president or by a majority of the Board of Directors.

SECTION 4. Conduct of Meetings.

(a) The chairman of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she shall determine to be in order. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

(b) At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 4. For business to be properly brought before an annual meeting by a shareholder, the business must relate to a proper subject matter for shareholder action and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the annual meeting; provided, however, that if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder, (iv) a statement disclosing (A) whether such shareholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 4. The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4 and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article II, Section 3.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such shareholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder, and (C) a statement disclosing (1) whether such shareholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

(d) The various requirements set forth in subsections (b) and (c) of this Section 4 shall apply to all shareholder proposals and nominations, without regard to whether such proposals or nominations are required to be included in the Corporation’s proxy statement or form of proxy.

SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing the secretary’s duties, not less than ten (10) days (except as otherwise required by law) nor more than sixty (60) days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder is present in person or by proxy at a meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or if the stockholder in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders’ meeting, either annual or special, is adjourned to a different date, time or place, it shall not be necessary to give any notice of the date, time or place of any meeting or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken. If a new record date for the adjourned meeting is or shall be fixed under Section 6 of Article II of these Bylaws, however, notice of the adjourned meeting shall be given under this Section 5 to persons who are stockholders as of the new record date.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 7. Voting Lists. After the Board of Directors has fixed a record date for a meeting, the Secretary of the Corporation, or other officer or agent having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group, and within each voting group by class or series of shares. The list, for a period beginning two (2) business days after notice of a meeting is given and continuing through the meeting, shall be kept on file at the registered office or the principal office of the Corporation or at the office of the

Corporation’s transfer agent, whether within or outside the Commonwealth of Virginia, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote in person or by proxy at any meeting of stockholders.

SECTION 8. Proxies. At any meeting of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his agent or duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. A proxy shall be valid for eleven months from the date of its execution unless otherwise provided in the proxy.

SECTION 9. Quorum. A majority of the outstanding shares of the Corporation entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as otherwise provided in Section 5 or 6 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 10. Voting of Shares in the Name of Two or More Persons. When ownership of shares stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares stand, the vote or votes to which these persons are entitled shall be cast proportionally in proportion to the number of persons voting.

SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator, committee or curator representing the stockholder may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12. Inspectors of Election. The Board shall, in advance of any meeting of stockholders, appoint one or three persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof.

SECTION 13. Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Article 14.1 of the Virginia Stock Corporation Act (or any successor statutes) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 13 may be repealed at any time, in whole or in part, by a majority vote of the Corporation’s Board of Directors, whether before or after an acquisition of Control Shares (as such term is defined in Article 14.1 of the Virginia Stock Corporation Act, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Acquisition (as such term is defined in Article 14.1 of the Virginia Stock Corporation Act, or any successor provision).

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a vice chairman of the board from among its members and shall designate, when present, either the chairman of the board or the vice chairman of the board to preside at its meetings. The chairman shall perform all duties and have all powers which are commonly included in the office of chairman of the board of which are delegated to him by the Board of Directors.

SECTION 2. Number, Term and Election. The Board of Directors shall initially consist of seven (7) members and thereafter shall consist of such number of members as determined by the Board of Directors from time to time by resolution adopted by a majority of the total number of the Corporation’s directors in accordance with the provisions of the Corporation’s Articles of Incorporation. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The Board of Directors shall be classified in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 3. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders or at such other place as may be designated by the Board. Additional meetings shall be held at such time as the Board shall fix at such places within or without the Commonwealth of Virginia as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place has been fixed.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

SECTION 5. Participation in Meetings. Members of the Board of Directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two (2) days prior thereto delivered personally or by e-mail or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered by e-mail. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of a meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7. Quorum. A majority of the number of directors fixed by or in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Bylaws, the Corporation’s Articles of Incorporation, or the Virginia Stock Corporation Act.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the minutes or proceedings of the Board of Directors.

SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Board of Directors, the Chairman of the board, the president or the secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon delivery of the notice in accordance with the terms of the preceding sentence.

SECTION 11. Vacancies. Any vacancy occurring in the Board of Directors shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 12. Removal of Directors. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 13. Compensation. Directors, as such, may receive a stated salary and/or fees for their services. By resolution of the Board of Directors, a reasonable fixed sum and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors.

SECTION 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.

SECTION 15. Qualifications of Directors. No person seventy-five (75) years of age or older shall be eligible for election, reelection, appointment or reappointment to the Board of Directors of the Corporation, except for any director serving as a director of Franklin Federal Savings Bank on July 20, 2004. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming 75, except that a director who is grandfathered pursuant to the immediately preceding sentence may complete his or her term as a director of the Corporation and any subsequent terms to which he or she is elected.

A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

ARTICLE IV

Executive and Other Committees of the Board of Directors

SECTION 1. Appointment. The Board, by resolution adopted by a majority of the Board, may designate the President and two (2) or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law or regulation.

SECTION 2. Authority. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws.

SECTION 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board following his designation and until a successor is designated as a member of the Executive Committee.

SECTION 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by the President or, in his absence or disability, by a majority of the remaining members of the Executive Committee upon not less than one (1) day’s notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meetings.

Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.

SECTION 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present as a meeting at which a quorum is present.

SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

SECTION 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board.

SECTION 8. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. Procedure. The President shall be presiding officer of the Executive Committee, or, in his absence or disability, such other persons as may be elected by a majority of the members present. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting thereof held next after the proceedings shall have been taken.

SECTION 10. Other Committees. The Board may by resolution establish an audit committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

ARTICLE V

Officers

SECTION 1. Positions. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death if prior to expiration of his term or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. Removal. Any officer may be removed by a vote of two-thirds of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Miscellaneous Provisions

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation’s Articles of Incorporation or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 3. Voting of Securities of Other Corporations. Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE VII

Certificates for Stock and Their Transfer

SECTION 1. Certificates for Stock. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the

Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation.

Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s common stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

In the case of certificated shares, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate or evidence of the issuance of uncertificated shares shall be issued until the former certificate for a like number of shares has been surrendered and cancelled. In the case of uncertificated shares, proper transfer instructions for the number of shares involved shall be received before a new certificate or evidence of the issuance of uncertificated shares is issued therefor. In the case of a lost or destroyed certificate, a new certificate or uncertificated shares may be issued upon such terms and indemnity to the Corporation as the Board may prescribe.

SECTION 2. Transfer of Stock. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only, in the case of certificated shares, on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII

Dividends

Subject to applicable law, the Articles of Incorporation or these Bylaws, the Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

ARTICLE IX

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the 30th day of September of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE X

Corporate Seal

The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE XI

Amendments

In accordance with the Corporation’s Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the Board of Directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the Board of Directors at a legal meeting held in accordance with the provisions of these Bylaws.